UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 2, 2011
THE CHEFS’ WAREHOUSE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35249	20-3031526

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 East Ridge Road, Ridgefield, CT 06877 (Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (203) 894-1345

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
     On August 2, 2011, Dairyland USA Corporation, The Chefs’ Warehouse Mid-Atlantic, LLC, Bel Canto Foods, LLC, The Chefs’ Warehouse West Coast, LLC, The Chefs’ Warehouse of Florida, LLC (each a “Borrower” and collectively, the “Borrowers”), The Chefs’ Warehouse, Inc. (the “Company”) and Chefs’ Warehouse Parent, LLC (together with the Company, the “Guarantors”) entered into a senior secured credit facility (the “Credit Agreement”) with the lenders from time to time party thereto, JPMorgan Chase Bank, N.A. (“Chase”) as Administrative Agent and the other parties thereto.
     The Credit Agreement provides for a senior secured term loan facility (the “Term Loan Facility”) in the aggregate amount of up to $30,000,000 (the loans thereunder, the “Term Loans”) and a senior secured revolving loan facility (the “Revolving Credit Facility” and, together with the Term Loan Facility, the “Credit Facilities”) of up to an aggregate amount of $50,000,000 (the loans thereunder, the “Revolving Credit Loans” and, collectively with the Term Loans, the “Loans”), of which up to $2,000,000 is available for letters of credit and up to $3,000,000 is available for short-term borrowings on a swingline basis. The Credit Agreement also provides that the Borrowers may, at their option, increase the aggregate amount of the Revolving Credit Facility in an amount up to $20,000,000 (but in not less than $10,000,000 increments) without the consent of any lenders not participating in such increase, subject to certain customary conditions and lenders committing to provide the increase in funding. There can be no assurance that additional funding will become available. Unutilized commitments under the Revolving Credit Facility portion of the Credit Agreement are subject to a per annum fee of 0.375%. A fronting fee of 0.25% per annum is payable on the face amount of each letter of credit issued under the Credit Facilities.
     On August 2, 2011, the Borrowers incurred $30,000,000 in borrowings under the Term Facility of the Credit Agreement to repay existing indebtedness that certain Borrowers and Guarantors were refinancing in connection with the Company’s initial public offering. The final maturity of the Term Loans is August 2, 2015. Subject to adjustment for prepayments, the Company is required to make monthly principal payments on the Term Loans equal to $500,000, with the remaining balance due upon maturity.
     On August 2, 2011, the Borrowers incurred approximately $16,600,000 in borrowings under the Revolving Credit Facility portion of the Credit Agreement to repay existing indebtedness that certain Borrowers and Guarantors were refinancing in connection with the Company’s initial public offering. Going forward, borrowings under the Revolving Credit Facility portion of the Credit Agreement will be used for Capital Expenditures (as defined in the Credit Agreement), Permitted Acquisitions (as defined in the Credit Agreement), working capital and general corporate purposes of the Borrowers. The commitments under the Revolving Credit Facility expire on August 2, 2015 and any Revolving Credit Loans then outstanding will be payable in full at that time.
     The Credit Facilities are jointly and severally guaranteed by the Borrowers and the Guarantors, including the Company. In addition, the Credit Agreement is secured pursuant to a Pledge and Security Agreement, dated as of August 2, 2011 (the “Pledge and Security Agreement”), by first priority liens on substantially all of the Borrowers’ and each Guarantor’s assets and includes a pledge of the equity interests of each of the Company’s subsidiaries.
     Borrowings under the Credit Facilities will bear interest at the Company’s option of either (i) the Chase Bank floating rate plus the applicable margin of 0.25% for Revolving Credit Loans or 2.0% for Term Loans or (ii), in the case of Eurodollar Borrowings (as defined in the Credit Agreement) the Adjusted LIBO Rate plus the applicable margin of 2.25% for Revolving Credit Loans or 4.0% for Term Loans. The Chase Bank floating rate means the prime rate of interest announced from time to time by

Chase, changing when and as that prime rate changes; provided that such rate shall never be less than the adjusted one month LIBOR Rate on such day. The LIBO Rate is the rate for eurodollar deposits for a period equal to one, two, three, six or nine months (as selected by the Borrowers) appearing on Reuters Screen LIBOR01 Page (or any successor or substitute page of such service), two business days prior to the first day of the applicable interest period.
     The Credit Agreement includes negative covenants that limit, among other things, additional indebtedness, transactions with affiliates, additional liens, sales of assets, dividends, investments and advances, prepayments of debt, mergers and acquisitions. The Credit Agreement also includes financial covenants that require (i) the ratio of the Company’s consolidated EBITDA (as defined in the Credit Agreement) minus the unfinanced portion of capital expenditures to the Company’s consolidated Fixed Charges (as defined in the Credit Agreement) on a trailing twelve month basis not be less than 1.15 to 1.00 and (ii) the ratio of the Company’s consolidated total indebtedness to the Company’s consolidated EBITDA for the then trailing twelve months be greater than (A) 2.75 to 1.00 for any fiscal month ending in the Company’s 2011 or 2012 fiscal years, (B) 2.50 to 1.00 for any fiscal month ending in the Company’s 2013 fiscal year and (C) 2.25 to 1.00 for any fiscal month ending in the Company’s 2014 fiscal year or thereafter.
     The Credit Agreement also contains customary representations and warranties that must be accurate in order for the Borrowers to borrow under the Revolving Credit Facility. In addition, the Credit Agreement contains customary events of default, including, but not limited to, payment defaults, breaches of representations and warranties, covenant defaults, defaults under other material debt, events of bankruptcy and insolvency, failure of any guaranty or security document supporting the Credit Facilities to be in full force and effect, and a change of control. If an event of default occurs and is continuing, the Borrowers may be required immediately to repay all amounts outstanding under the Credit Agreement. Lenders holding at least 66 2/3% of the loans and commitments under the Credit Agreement may elect to accelerate the maturity of the loans and/or terminate the commitments under the Credit Agreement upon the occurrence and during the continuation of an event of default.
     The foregoing description does not purport to be a complete description of the parties’ rights and obligations under the above-described Credit Agreement and Pledge and Security Agreement. The above description is qualified in its entirety by reference to the complete Credit Agreement and the Pledge and Security Agreement, which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     (a) The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits. The following exhibits are being filed or furnished, as applicable, herewith to this Current Report on Form 8-K.

Exhibit No.	Description
10.1
Credit Agreement, dated as of August 2, 2011, among Dairyland USA Corporation, The Chefs’ Warehouse Mid-Atlantic, LLC, Bel Canto Foods, LLC, The Chefs’ Warehouse West Coast, LLC, and The Chefs’ Warehouse of Florida, LLC, as Borrowers, the other Loan Parties party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.2
Pledge and Security Agreement, dated August 2, 2011, by and between Dairyland USA Corporation, The Chefs’ Warehouse Mid-Atlantic, LLC, Bel Canto Foods, LLC, The Chefs’ Warehouse West Coast, LLC, The Chefs’ Warehouse of Florida, LLC, The Chefs’ Warehouse, Inc. and Chefs’ Warehouse Parent, LLC, as Guarantors, and JPMorgan Chase Bank, N.A., as Administrative Agent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHEFS’ WAREHOUSE, INC.
	By:	/s/ Kenneth Clark
		Name:	Kenneth Clark
Date: August 8, 2011		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1*
Credit Agreement, dated as of August 2, 2011, among Dairyland USA Corporation, The Chefs’ Warehouse Mid-Atlantic, LLC, Bel Canto Foods, LLC, The Chefs’ Warehouse West Coast, LLC, and The Chefs’ Warehouse of Florida, LLC, as Borrowers, the other Loan Parties party thereto, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.2*
Pledge and Security Agreement, dated August 2, 2011, by and between Dairyland USA Corporation, The Chefs’ Warehouse Mid-Atlantic, LLC, Bel Canto Foods, LLC, The Chefs’ Warehouse West Coast, LLC, The Chefs’ Warehouse of Florida, LLC, The Chefs’ Warehouse, Inc. and Chefs’ Warehouse Parent, LLC, as Guarantors, and JPMorgan Chase Bank, N.A., as Administrative Agent.

*	Certain confidential portions of this exhibit were omitted by means of redacting a portion of the text. This exhibit has been filed separately with the Securities and Exchange Commission accompanied by a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.